UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2017 (December 31, 2016)

VISUALANT, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-54485	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810
Seattle, Washington 98101
(Address of principal executive office)

(206) 903-1351

 (Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

VISUALANT INCORPORATED.
Form 8-K
Current Report

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On June 1, 2017, management of Visualant Incorporated (the “Company”) concluded that the previously filed unaudited consolidated financial statements of the Company as of and for the quarterly period ended December 31, 2016 required restatement to account for the subsequent determination by management that there had been a full impairment of goodwill as it relates to TransTech Systems. Inc., and such impairment was material to our financial statements.

 As a result of the impairment, the consolidated financial statements for the quarter ended December 31, 2016 contained in our Quarterly Report on Form 10-Q as filed with the Commission on February 21, 2017 should no longer be relied upon.

We have restated our financial statements for the quarterly period ended December 31, 2016 to reflect the aforementioned changes. The amendment and restatement is included in the Company’s Form 10-Q/A for the period ended December 31, 2016 as filed on June 5, 2017. The effect of the restatement on specific line items in the Consolidated Statement of Operations for the three months ended December 31, 2016 was to increase Impairment of goodwill, Operating loss, Loss before income tax and Net Loss by $500,000 and our Loss per share by $0.15 per share to $0.81. The effect of the restatement on the specific line items in the Consolidates Balance Sheet at December 31, 2016 was to reduce Goodwill, Current assets, Total assets, Retained earnings, Total stockholders’ equity and Total liabilities and stockholders’ equity by $500,000.

The Company’s management discussed the matters disclosed in Item 4.02 of this filing with SD Mayer & Associates, LLP, the Company’s independent registered certified public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUALANT INCORPORATED

Dated: June 26 , 2017	By:	/s/ Ronald P. Erickson
Ronald P. Erickson
Chief Executive Officer

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